Exhibit 10.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (“Agreement”, the transaction contemplated herein the “Transaction”) is entered into as of August 14, 2023, by and between ABVC BioPharma, Inc. (“ABVC”), and Zhonghui United Technology (Chengdu) Group Co., Ltd. (“中汇联和科技(成都)集团有限公司”) and its affiliated enterprises (hereinafter referred to as “ZHONGHUI”).

ABVC and ZHONGHUI are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

Due to the mutual interests and benefits of both parties to strategically cooperate and construct an integrated platform for global development of healthcare business and for the medical, pharmaceutical, biotechnology and healthcare collaboration in China market, ABVC will acquire real estate through equity transfer for the development of a large-scale health and wellness base.

Article 1: Subject Matter and Consideration

1.1 Subject Matter: The subject matter of this Agreement includes:

a) The common shares of ABVC (stock symbol: ABVC) on the Nasdaq Capital Market, with a price of twenty US dollars per share.

b) ZHONGHUI’s ownership of a property located at No. 157 Huaxing Road, Liuhe City, Jiajiang County (under construction) and a parcel of state-owned land in Xinhua Community, Third Residential Group, Liuhe City, Jiajiang County, intended for town residential and other commercial service purposes (hereinafter referred to as The Property).

As of April 18, 2023, the valuation of the Property is CNY 264,299,400 or approximately US$37,000,000 (see Exhibit A).

1.2 Consideration: The consideration for ZHONGHUI shall be as follows:

a) ABVC shall transfer 370,000 shares of common stock of ABVC (the “Shares”) to ZHONGHUI at a price of twenty dollars per share.

b) ZHONGHUI shall transfer 20% ownership of the Property to ABVC.

1.3 Transfer of Ownership: Upon completion of the transaction, ownership of the shares shall be transferred from ABVC to ZHONGHUI, and ownership of the Property shall be transferred from ZHONGHUI to ABVC.

Article 2: Exchange of The Property through ABVC Equity Transfer

2.1 Agreement to Exchange Property: ABVC and ZHONGHUI agree to exchange a 20% ownership stake in ZHONGHUI ‘s property through an equity transfer of ABVC shares.

2.2 Consideration The consideration shall be US$7,400,000, equivalent to the Shares at twenty US dollars per share. ZHONGHUI agrees the Shares shall be restricted shares and the issuance of such is exempt from registration in reliance on Regulation S promulgated under the 1933 Securities Act, as amended. In addition, Zhonghui agrees that the Share Consideration will be locked up for one year (the “Lock-up Period”) and during the Lock-up Period the proxy voting right of all the Shares will be delegated to the Chairman of ABVC.

2.3 Transfer Process: The transfer of Shares from ABVC to ZHONGHUI shall be executed in accordance with the applicable laws, regulations, and procedures governing equity transfers.

2.4 Transfer of Ownership: Upon completion of the share transfer, a 20% ownership in the Property shall be transferred from ZHONGHUI to ABVC.

2.5 Representation regarding the Valuation: Both parties acknowledge and agree that the value of the Transaction is based on the estimated value of the Property and the market value of ABVC shares at the time of the equity transfer.

2.6 Valuation Dispute: In the event of any dispute regarding the valuation or other matters related to the Transaction, the parties shall make good faith efforts to resolve the dispute through negotiation and mediation.

2.7 Taxes and Fees: Any taxes, fees, or other charges arising from the equity transfer and exchange shall be the responsibility of the respective parties as determined by applicable laws and regulations.

Article 3: Capital Protection Agreement

3.1 Agreement on Value Maintenance: One year after the execution of this Agreement, both parties will make efforts to ensure that the value of The Property and the value of the Shares shall be maintained at the same or higher value as at the closing day of this Agreement.

3.2 Adjustment Mechanism: In the event that either the value of the Property or the Shares changes on the day of the one-year anniversary of the closing date of this Agreement, both parties agree to engage in reasonable adjustments to address the disparity.

3.3 Adjustment Process: The process for making adjustments shall be determined through mutual agreement and in accordance with the applicable laws and regulations. The parties shall engage in good faith negotiations to reach a mutually acceptable solution. In case, the value of the Share Consideration is below US$7,400,000, more stock shall be issued. In case the value of The Property is below US$7,400,000, a greater ownership interest in the property shall be transfer to ABVC; provided, however, that ZHONGHUI’s ownership shall be capped at 19.99% of then issued and outstanding shares of ABVC common stock.

3.4 Valuation Assessment: In the event of a dispute regarding the valuation or value maintenance, the parties may engage an independent third-party expert or appraiser to assess the value and provide recommendations for adjustment, the assessment fees will be shared equally between both parties.

3.5 Amendments to the Agreement: Any amendments or modifications to this Agreement necessitated by the value adjustment shall be made in writing and signed by both parties.

3.6 Force Majeure: The provisions of this Agreement shall not apply in cases of force majeure events that are beyond the reasonable control of either party and that significantly impact the value of The Property or stocks.

3.7 Governing Law and Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in the State of New York. Any disputes arising from or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts in that jurisdiction.

Article 4: Mutual Goals

4.1 Development of a Large Health and Wellness Base: Both ABVC and ZHONGHUI agree to collaborate on the development of a large-scale health and wellness base. The goal is to establish a comprehensive facility that offers a wide range of health and wellness services to promote a healthy lifestyle and well-being. Specifically, a healthcare center for senior living, long term care and medical care in the areas of ABVC’s special interests, such as Ophthalmology, Oncology and Central Nervous Systems, will be established as the base for China market as well as global development.

4.2 Construction of an Integrated Platform for Industry-Academia-Research Collaboration and Rural Revitalization: Both parties aim to build an integrated platform that facilitates collaboration between industry, academia, and research. This platform seeks to contribute to rural revitalization by promoting innovation, knowledge exchange, and sustainable development in rural areas.

Article 5: Termination, Replacement and Amendment

5.1 Both parties aim to complete the transfer of the Property by September 30th, 2023. If unable to do so, both parties shall negotiate and determine a subsequent transfer date.

5.2 If there are ownership restrictions, such as seizure or mortgage, affecting The Property held by ZHONGHUI, preventing the transfer or transaction, ABVC agrees that ZHONGHUI can replace such assets with other project assets that are legally valid, feasible for execution, tradable, and meet the requirements of ABVC. The specific details of asset replacement shall be determined through further negotiation and documented in a supplementary agreement or attachment.

5.3 The Property for the final transaction can be adjusted based on the legal due diligence of this transaction, considering The Property and equity situations of both parties, as well as the transaction structure. Any adjustments will be documented through a supplementary agreement or attachment.

5.4 In case the due diligence results are inconsistent with the disclosures or records in this agreement and its attachments, or if discrepancies are found with ABVC’s statements or warranties, or if undisclosed debts, costs, expenses, expenditures, or other matters are discovered, or if there are legal/political defects in The Property that hinder the transfer of rights, ABVC reserves the right to terminate this cooperation.

5.5 If, based on reasonable analysis and judgment through due diligence, ABVC determines that the transaction’s objectives are difficult to achieve or pose significant obstacles to the transaction, ABVC reserves the right to terminate this cooperation.

5.6 Composition: Supplementary agreements or appended documents related to assets and equity transfer subsequently signed by both parties shall constitute valid integral parts of this Agreement. The rights and obligations of both parties shall be subject to the terms and conditions stipulated in this agreement and in any supplementary agreements or appended documents subsequently signed.

5.7 Amendment: The terms and conditions in this Agreement can be further amended in writing upon the mutual agreement of both parties.

5.8 Termination: This Agreement shall become invalid or terminated and shall no longer have any effect. However, the provisions of Sections 3.7, Sections 5, Sections 6, and Sections 7 shall remain in effect after the termination or invalidation of this Agreement.

Article 6: Confidentiality

6.1 Duty of Care: Both parties agree to exercise due care in maintaining the confidentiality of any relevant data or information. This duty of confidentiality shall not be affected by the termination or expiration of this Agreement.

6.2 Non-Disclosure Obligation: Both parties shall keep all confidential information received from the other party confidential and shall not disclose it to any third party without prior written consent, unless required by law or authorized by the disclosing party.

6.3 Return or Destruction of Confidential Information: Upon the expiration, termination, or at the request of either party, the receiving party shall promptly return to the disclosing party all confidential information received, along with any copies or reproductions thereof. Alternatively, the receiving party shall follow the instructions of the disclosing party regarding the destruction of such confidential information.

6.4 Survival of Confidentiality Obligations: The obligations of confidentiality and non-disclosure shall survive the expiration or termination of this Agreement and shall continue to be binding on both parties.

6.5 Exceptions: The obligations of confidentiality shall not apply to information that: (a) was already known to the receiving party prior to its disclosure by the disclosing party; (b) is or becomes publicly available without breach of this Agreement; (c) is received from a third party without breach of any confidentiality obligation; or (d) is independently developed by the receiving party without reference to the disclosing party’s confidential information.

Article 7: Copies of the Agreement

7.1 Two original copies of this Agreement have been prepared, with each party holding one original copy.

7.2 After signing, each party shall retain the original copy held by them as valid evidence between the parties.

7.3 Copies, reproductions, or electronic files of this Agreement shall have the same legal effect and may be used for communication between the parties.

Article 8: Language.

The Agreement is in both English and Chinese, which both have binding effects. If there is any conflict between the English and Chinese language, English language prevails.

Signature Page

Party A: ABVC BioPharma, Inc

Name: Uttam Yashwant Patil, Ph.D. Title: CEO

Address: 44370 Old Warm Springs Blvd.– Fremont, California 94538 USA

Party B: 中 汇 联 和 科 技 ( 成 都 ) 集 團 有 限 公 司

Name：孙 文 成

Title: CHAIRMAN

Addess:中国(四川)成都青羊区順城大街249号西星大厦7楼

Exhibit A

房地产咨询估价报告

估价项目名称： 四川神通汽车销售服务有限公司位于夹江县漹城镇华兴路157号六和城在建项目（在建工程）及位于夹江县漹城镇新华社区第三居民小组一宗国有出让城镇住宅用地、其他商服用地土地使用权市场价值评估

估价委托人： 四川神通汽车销售服务有限公司

房地产估价机构： 四川坤绅房地产土地资产评估有限公司

注册房地产估价师： 杨蜀丽(注册号：5120070085)

邹　进(注册号：5120200102)

估价报告出具日期： 二零二三年四月十八日

估价报告编号： 川坤房评[2023]字第乐438号

四川坤绅房地产土地资产评估有限公司

致估价委托人函

四川神通汽车销售服务有限公司：

我公司接受贵方的委托，对位于夹江县漹城镇华兴路 157 号六和城在建项目（在建工程）及位于夹江县漹城镇新华社区第三居民小组（北临进站路、 东临夹江县国有资产管理委员会办公室、南临邓沟路、西临华兴路）的一宗 国有出让城镇住宅用、其他商服用地使用权市场价值估价。

估价对象：位于夹江县漹城镇华兴路 157 号六和城在建项目（在建工程）及位于夹江县漹城镇新华社区第三居民小组的一宗国有出让城镇住宅用、其他商服用地。

六和城规划设计共 8 幢，均已完成主体结构及部分安装工程，总建筑面积 63362.03 ㎡，其中商业建筑面积 8756.50 ㎡、住宅建筑面积 54234.05 ㎡、办公建筑面积 371.48 ㎡。已售商业建筑面积 292.85 ㎡、已售住宅建筑面积 33277.44 ㎡、本次仅评估商业建筑面积 8463.65 ㎡、住宅建筑面积 20956.61 ㎡。

六和城 1 号楼规划设计层数 22 层，已完成主体结构及部分安装工程，总建筑面积 19551.34 ㎡，其中商业建筑面积 929.77 ㎡、住宅建筑面积 18621.57 ㎡。本次仅评估商业建筑面积 929.77 ㎡、住宅建筑面积 6897.38 ㎡。

六和城 2 号楼规划设计层数 22 层，已完成主体结构及部分安装工程，总建筑面积 19508.2 ㎡，其中商业建筑面积 1670.6 ㎡、住宅建筑面积 17837.6 ㎡。本次仅评估商业建筑面积 1670.6 ㎡、住宅建筑面积 7602.35 ㎡。

六和城 3 号楼规划设计层数 22 层，已完成主体结构及部分安装工程，总建筑面积 19828.8 ㎡，其中商业建筑面积 1682.44 ㎡、住宅建筑面积 17774.88 ㎡、办公建筑面积 371.48 ㎡。本次仅评估商业建筑面积 1495.76 ㎡、住宅建筑面积 6456.88 ㎡。

四川坤绅房地产土地资产评估有限公司

六和城围绕 1-3 号楼修建的部分商业，已完成主体结构及部分安装工程，商业建筑面积 4473.69 ㎡。本次仅评估商业建筑面积 4367.52 ㎡。

位于夹江县漹城镇新华社区第三居民小组的一宗国有出让城镇住宅用、其他商服用地，《不动产权证书》证号为：川(2017)夹江县不动产权第 0001054 号，权利性质为出让，用途为城镇住宅用地、其他商服用地，登记使用权面 积为 22120 ㎡。

综上，本次评估在建工程为：总建筑面积 63362.03 ㎡，其中评估商业建筑面积 8463.65 ㎡、住宅建筑面积 20956.61 ㎡，包含所占的土地使用权，本次评估土地使用权为位于夹江县漹城镇新华社区第三居民小组的一宗国有出让城镇住宅用、其他商服用地，土地使用权面积为 22120 ㎡，权属四川神通汽车销售服务有限公司所有。

估价目的：为估价委托人股权变更的需要咨询其市场价值提供价格参考依据。

价值时点：2022 年 08 月 30 日。

价值类型：市场价值。

估价方法：假设开发法、基准地价系数修正法、剩余法

估价结果：本估价机构根据估价目的，遵循估价原则，按照估价程序，采用适宜的估价方法，在认真分析现有资料及影响房地产市场价值因素的基础上，经过测算，确定估价对象在满足本估价报告中“估价的假设和限制条件”下，在价值时点的房地产市场状况及现有用途继续使用前提下的市场价值为人民币 26429.94 万元[大写金额：贰亿陆仟肆佰贰拾玖万玖千肆佰元整]。估价对象的估价结果一览表如下。

估价结果一览表

权利人	《不动产权证书》证号	坐落	用途	评估面积(㎡)	评估单价(元/㎡)	评估总价(万元)
四川神通汽车销售服务有限公司	/	乐山市夹江县漹城镇华兴路 157 号六和城	住宅	20,956.61	5,010.00	10,499.26
			商业	8,463.65	12,550.00	10,621.88
	川（2017）夹江县不动产权第 0001054 号	乐山市夹江县漹城镇新华社区第三居民小组	城镇住宅用地、其他商服用地	22,120.00	2,400.00	5,308.80